                                                                  Exhibit 10.57
                                                                      DRAFT

                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                                 NEW YORK BRANCH
                         11 WEST 42ND STREET, 7TH FLOOR
                            NEW YORK, NEW YORK 10036

                                                                 May 14,2001

General Maritime Corporation
Genmar House
35 West 56th Street
New York. NY 100 19

Attention:  Peter C. Georgiopoulos
            James C. Christodoulou

Re GENERAL MARITIME CORPORATION - COMMITMENT LETTER

Gentlemen:

                  You have advised Christiania Bank og Kreditkasse ASA, New York Branch ("CBK") that General Maritime Corporation, a company incorporated under the laws of Marshall Islands (die "Company") and presently owned by Peter C. Georgiopoulos (the "Equity Sponsor"), intends to acquire at the time of the Equity Financing described below (the "First Acquisition") (i) all of the issued and outstanding shares of common stock of another company currently named General Maritime Corporation incorporated under the laws of New York State ("Old General Maritime"), (ii) substantially all of the assets of United Overseas Tankers Ltd. ("UOT"), (iii) six limited partnerships owning 13 vessels for which corporations owned by the Equity Sponsor acted as managing general partner, (iv) one special purpose company owning the vessel GENMAR GEORGE for which a corporation owned by the Equity Sponsor acted as managing general partner, (v) the vessel STAVANGER PRINCE which is owned by an unaffiliated party, and (vi) five special purpose entities each owning one vessel and owned by an affiliate of Wexford Capital, LLC. The consideration paid to the various sellers in respect of the First Acquisition consist solely of common stock with respect to Old General Maritime, approximately $6 million of cash with respect to UOT, and a combination of common stock and assumption of existing debt with respect to the remainder of the First Acquisition. We understand that immediately after giving effect to the First Acquisition, the Equity Sponsor, certain members of management and the selling shareholders in connection with the First Acquisition shall own 100% of the equity of the Company. We further understand that, after giving effect to the Acquisition, the Company shall make an initial public offering of its common stock, generating aggregate net cash proceeds to the Company of at least $100 million (the "Equity Financing") and, substantially simultaneously with the Equity Financing, will refinance all outstanding indebtedness of the Company and its subsidiaries through $300 million of credit facilities arranged by CBNY ("the, S300 Million Credit Facility").

                  Further, you have advised CBK that the Company intends to acquire shortly after the closing of the Equity Financing (the "Second Acquisition" and together with the First Acquisition, the "Acquisitions") (i) two oil tankers from Blystad Shipholding Inc. (the "Blystad Purchase") and (ii) 7 oil-bulk-ore carriers from affiliates of Sovcomflot (the "Sovcomflot Purchase"), with the consideration paid to the various sellers in respect of the Second Acquisition to consist of a combination of common stock and assumption of debt with respect to the Blystad Purchase, and $212.5 million of cash with respect to the Sovcomflot Purchase.

                  CBK understand, that the funding required for the Second Acquisition shall be provided solely from (i) the Equity Financing and (ii) the incurrence by the Company of senior secured bank financing in an aggregate amount of $165 million. (the "$165 Million Credit Facility" and together with the S300 Million Credit Facility the "Credit Facilities"). After giving effect to the Acquisitions, the Credit Facilities and the Equity Financing (collectively die "Transaction"), the Company and its subsidiaries shall have no indebtedness for borrowed money other than the Credit Facilities and such other indebtedness as may be satisfactory to CBK.

                  CBK further understands that the $165 million Credit Facility will be made available in the form of (i) a term loan facility (the "Term Loan Facility") in the amount of $l15 million and (ii) a revolving credit facility (the "Revolving Facility", and together with the Term Loan Facility, the "Senior Secured Financing") in the amount of $50 million. A summary of the principal terms of the Senior Secured Financing is set forth in Exhibit A attached hereto (the "Term Sheet"). Please note that those matters that are not covered or made clear herein or in the Term Sheet or in the related fee letter dated the date hereof (the: "Fee Letter") are subject to mutual agreement of the parties. The terms and conditions of this letter and the attached Term Sheet and Fee Letter may be modified only in writing signed by each of the parties hereto.

                  CBK is pleased to confirm that, subject to and upon the terms and conditions set forth herein, in the Fee Letter and in the Term Sheet, it is willing to provide $82.5 million (our "Commitment") of the aggregate commitments under the Senior Secured Financing and hereby confirms that it has received a commitment from Hamburgische Landesbank - Girozentrale ("HL") to provide the additional $82.5 million (subject to receipt of satisfactory documentation consistent with the terms set forth herein), it being understood that (i) CBK and HL reserves the right, prior to or after execution of the definitive credit documentation, to syndicate all or part of their commitments hereunder to one or more financial institutions (collectively with CBK and HL, the "Lenders") that will become parties to such definitive credit documentation pursuant to a syndication to be managed by CBK, and (ii) CBK will art as Lead Arranger, Administrative Agent, Syndication Agent and Security Trustee thereunder. Our Commitment and HL's commitment shall terminate on June 29, 2001 if the initial borrowing of loans shall not have occurred on or before such date.

CBK intends to commence syndication efforts with respect to the Senior Secured Financing promptly after the execution of this letter by you, and you agree actively to assist CBK in achieving a syndication that is satisfactory to CBK. Such syndication shall be managed by

CBK and will be accomplished by a variety of means, including direct contact during the syndication process between senior management and advisers of the Company and the proposed syndicate members. To assist CBK in its syndication efforts, you hereby agree (i) to provide and cause your advisors to provide CBK and other prospective syndicate members upon request with all information deemed necessary by CBK to complete syndication, including but not limited to information and evaluations prepared by you and your advisors, or on your behalf, relating to the Acquisition and the Transaction contemplated hereby,
(ii) to assist CBK in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Secured Financing and (iii) to make, available from time to time the senior officers and representatives of the Company and to attend and make presentations regarding the business and prospects of the Company and its subsidiaries at a meeting or meetings of Lenders or prospective Lenders.

                  CBK's commitment hereunder and HL's commitment in respect of the Senior Secured Financing are also subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects (if the Company, or the Company and its subsidiaries taken as a whole (in each case after giving effect to the Transaction), (b) our not becoming aware after the date hereof of any information not previously known to us which CBK believes is materially negative information with. respect to the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Company or the Company and its subsidiaries taken as a whole (in each case after giving effect to the Transaction), or which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (e) there not having occurred a material adverse change, after the date hereof and prior to the Closing Date (as defined in the Term Sheet), to the syndication market for credit facilities similar in nature to the Senior Secured Financing contemplated herein and there not having occurred and be continuing during such period a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication,
(d) the Company and its subsidiaries fully cooperating in the syndication efforts, including without limitation by promptly providing CBK with all information deemed reasonably necessary by it to successfully complete the syndication, (e) HL having fulfilled its commitment to CBK to provide its portion of the Senior Secure Financing, (f) our reasonable satisfaction that prior to and during the syndication of the Senior Secured Financing, there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Company or any of its subsidiaries and (g) the other conditions set forth or referred to in the Term Sheet.

                  To induce CBK to issue this letter and to commence with its syndication efforts, you hereby agree that all reasonable out-of-pocket fees and expenses (including the fees and expenses of counsel and consultants) of CBK and its affiliates arising in connection with this letter (and its syndication efforts in connection herewith) and in connection with the transactions described herein shah be for your account, whether or not the Transaction is consummated, the $165 Million Credit Facility is made available or definitive credit documents are executed. In addition, you hereby agree to pay, when and as due, the fees described in the enclosed Fee Letter. You further agree to indemnify and hold harmless CBK and each of the Lenders, and each director, officer, employee and affiliate of CBK and the Lenders (each an "indemnified person") from and against any and all claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any such indemnified person as a result of or arising out of or in any way related to or resulting from any investigation, inquiry, litigation or other proceeding relating to this letter, the Transaction or the extension of the Credit Facilities contemplated by this letter, or in any way arising from any use or intended use of this letter or the proceeds of the Credit Facilities, and you agree to reimburse each indemnified person for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such investigation, inquiry, litigation or other proceeding (whether or not CBK or any such other indemnified person is a party to any action or proceeding out of which any such expenses arise); PROVIDED, HOWEVER, that you shall not have to indemnify any indemnified person against any loss, claim, damage, expense or liability to the extent that same shall have been finally judicially determined to have resulted from the gross negligence or willful misconduct of such indemnified person. This letter is issued for your benefit only and no other person or entity may rely hereon. Neither CBK nor any Lender shall be responsible or liable to you or any other person for consequential damages which may be alleged as a result of this letter or any failure to provide the Credit Facilities.

                  Further, you agree that if on July 31, 2001 CBK and HL in aggregate hold more than $80.0 million of unfunded commitments and loans under the Senior Secured Financing the Interest Rate as defined in the Term Sheet shall increase to LIBOR + 1 3/4% per annum.

                  CBK reserves the right to employ the services of its affiliates in providing services contemplated by this letter and to allocate, in whole or in poll, to such affiliates certain fees payable to CBK in such manner as CBK and such affiliates may agree in their sole discretion. You acknowledge that, in connection with the Senior Secured Financing, CBK may share with any of its affiliates and HL's affiliates, and such affiliates may share with CBK, any information related to the Company and any of its subsidiaries (and its and their respective affiliates), the Acquisitions or the Transaction, or any of the matters contemplated hereby. CBK agrees to treat, and cause any such affiliate to treat, all non-public information provided to us by the company or any of its subsidiaries, affiliates or advisors, as confidential information in accordance with customary banking industry practices.

                  The provisions of the immediately preceding three paragraphs shall survive any termination of this letter.

                  This letter does not constitute a commitment on the part of CBK to provide any portion of the Senior Secured Financing in excess of our Commitment and CBK shall not be deemed to have any obligations with respect to the Senior Secured Financing other than as expressly act forth herein.

                  You are not authorized to show or circulate this letter to any other person or entity (other than your legal and financial advisors in connection with your and their respective evaluations hereof) until such time as you have accepted this letter as provided in the immediately succeeding paragraph. if this letter is not accepted by you as provided in the immediately succeeding paragraph, you are to immediately return this letter (and any copies hereof) to the undersigned. This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument.

                  If you are in agreement with the foregoing, please sip and return to CBK (including by way of facsimile transmission) a copy of this letter, together with. the related Fee Letter, no later than 5:00 P.M., New York time, on May 25, 2001.

                  THIS LETTER AND THE RELATED FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ANY RIGHT TO TRIAL By JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER AND/OR THE RELATED FEE LETTER IS HEREBY WAIVED. THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER AND/OR THE RELATED FEE LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.

                                        Very truly yours,

                                        CHRISTIANIA BANK OG KREDITKASSE ASA,

                                        By   /s/  HANS CHR. KJELSRUD
                                           -------------------------------------
                                           Name:    HANS CHR. KJELSRUD
                                           Title:   SENIOR VICE PRESIDENT


Agreed to and Accepted this             By   /s/  MARTIN LUNDER
                                           -------------------------------------
25th day of May, 2001:                     Name:    MARTIN LUNDER
                                           Title:   SENIOR VICE PRESIDENT
GENERAL MARITIME CORPORATION

By /s/ Peter C. Georgiopoulos
  -----------------------------------
  Name:    Peter C. Georgiopoulos
  Title:   Chairman and Chief Executive Officer

                                                                       EXHIBIT A


                              SUMMARY OF MAIN TERMS

BORROWER:                     General Maritime Corporation (the "Borrower"), a
                              company incorporated under the laws of the Republic of the Marshall Islands.

GUARANTORS:                   Those subsidiaries of the Borrower owning a
                              Collateral Vessel (as defined under Security below).

LEAD ARRANGER:                Christiania Bank og Kreditkasse ASA, New York
                              Branch ("CBK").

CO-ARRANGER:                  Hamburgische Landesbank - Girozentrale ("HL").

ADMINISTRATIVE AGENT,
SYNDICATION AGENT AND
SECURITY TRUSTEE:             CBK.

LENDERS: A syndicate of financial institutions formed by CBK.

CREDIT FACILITIES:            $165 million of credit facilities consisting of:

                              1.   A Term Loan Facility in an aggregate
                                   principal amount of $115 million (the "Term
                                   Loan Facility")

                              2. A Revolving Credit Facility in an aggregate principal amount of $50 million (the "Revolving Facility", and together with the Term Loan Facility, the "Credit Facilities").

USE OF PROCEEDS:              The loans made pursuant to the Term Loan Facility
                              (the "Term Loans") shall be utilized for financing part of the purchase price of the Collateral
                              Vessels.

                              The loans made pursuant the Revolving Facility (the "Revolving Loans") shall be utilized for the Borrower's and its subsidiaries' general corporate and working capital needs.

CLOSING DATE:                 The date of initial borrowings under the Credit
                              Facilities, however no later than June 29, 2001.

MATURITY:                     The Credit Facilities will mature on the fifth
                              anniversary of the Closing Date (the "Maturity
                              Date").

AVAILABILITY:                 Term Loans may only be incurred on the Closing
                              Date. No amount or Term Loans once repaid may be re-borrowed.

                                                                      Exhibit A

                              Revolving Loans maybe borrowed, repaid and re-borrowed on and after the Closing Date and prior to the Maturity Date.

SCHEDULED REPAYMENTS:         The Term Loan Facility shall be subject to
                              scheduled repayments in 20 consecutive quarterly installments, commencing 3 months after the Closing Date, the first 8 in the amount of $6,750,000 each, the next 11 in the amount of $4,000,000 each, and the 20th and final installment in an amount of $17,000,000. All amounts outstanding under the Revolving Facility shall be repaid in full on the Maturity Date.

MANDATORY PREPAYMENTS/
COMMITMENT REDUCTIONS:        Upon sale or loss of a Collateral Vessel (as
                              defined under Security below), outstanding Term
                              Loans shall be required to be, repaid, and the commitments under the Revolving Facility shall be reduced, pro rata in an amount equal to the sum of the then aggregate outstanding principal amount under the Term Loan Facility plus the then total commitment under the Revolving Facility, multiplied by a fraction, the numerator of which is the appraised value of such Collateral Vessel and the denominator of which is the aggregate of the appraised value of all Collateral Vessels.
                              Mandatory prepayments of Term Loans shall be applied to reduce future Scheduled Repayments on a pro rata basis (based upon the then applicable amounts of such Scheduled Repayments).

VOLUNTARY PREPAYMENTS:        Permitted in whole or in part, without penalty,
                              upon prior written notice, provided that prepayments other than on the last day of an interest period shall be subject to customary compensation for funding losses. Voluntary prepayments of Term Loan shall be applied to reduce future Scheduled Repayments on a pro rata basis (based upon the then applicable amounts of such Scheduled Repayments).

INTEREST RATE:                LIBOR plus 1 1/2% per annum for interest periods
                              of 1, 3 or 6 months. Interest shall be payable on the last day of an interest period, and in the case of interest periods longer than three months, interest is payable at the end of every three month period.

                                                                       Exhibit A

COMMITMENT FEE:               5/8% per annum, payable quarterly in arrears on
                              the unused daily available portion of the Revolving Facility.

SECURITY:                     The Credit Facilities shall be secured by

                              o    First priority mortgages on each of the
                                   vessels listed in Appendix I (the "Collateral Vessels")

                              o First priority assignment of earnings from and insurances on the Collateral Vessels.

                              o First priority pledge of the shares of all Guarantors.

                              o Unconditional and irrevocable guarantee from the Guarantors.

DOCUMENTATION:                The Credit Facilities and the Lenders' commitments
                              thereunder will be subject to the negotiation, execution and delivery of a mutually satisfactory definitive credit agreement and related guaranties, mortgages, security agreements and other supporting documentation consistent with the terms herein. Such credit agreement will contain representations and warranties, conditions precedent, covenants, events of default and other provisions appropriate for credit facilities of this type including, but not limited to, the following:

CONDITIONS PRECEDENT:         Those conditions precedent that are usual and
                              customary for credit facilities of this type, and such additional conditions precedent as are appropriate under the circumstances. Without limiting the foregoing, the following conditions shall apply:

                              1.   The Borrower shall have consummated the
                                   Transactions (as defined below), including without limitation, the acquisitions (the "Acquisitions") identified in its Amendment No. 2 to its Form S-1 Registration Statement as filed with the Securities and Exchange Commission on April 26, 2001, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and with the Transaction otherwise to be structured in a manner satisfactory to the Administrative Agent.

                              2. The Borrower shall have received net cash proceeds of at least $100 million from an initial public offering of its common stock (the "Equity Financing").

                              3. The Administrative Agent shall be satisfied with the corporate and capital structure of the Borrower and its subsidiaries after giving effect to the Acquisitions, the Equity Financing and the Credit Facilities (the Credit Facilities, the Equity Financing and

                                                                      Exhibit A
                                   the $300 Million Credit Facility (as defined below) collectively referred to as the "Transaction").

                              4. After giving effect to the Transaction, the Borrower and its subsidiaries shall have no outstanding indebtedness or contingent liabilities, except for indebtedness incurred pursuant to the Credit Facilities, accounts payable, and an additional $300,000,000 of credit facilities arranged by the Lead Arranger (the "$300 Million Credit Facility") and such other existing indebtedness and disclosed contingent liabilities of the Borrower and its subsidiaries, if any, as shall be permitted by the Administrative Agent, and all stock of the Borrower's subsidiaries shall be owned by the Borrower, in each case free and clear of liens (other than those securing the Credit Facilities and such other exceptions as may be mutually agreed upon).

                              5.   All necessary governmental approvals
                                   (domestic and foreign) and third party
                                   approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Facilities and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Administrative Agent, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Credit Facilities or otherwise referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by the Credit Facilities.

                              6.   Nothing shall have occurred (and the
                                   Administrative Agent shall not have become aware of facts or conditions not previously known to it) which the Administrative Agent shall determine is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of the Borrower or the Borrower and its subsidiaries taken as a whole (after giving effect to the Acquisition) to perform its or their obligations to the Lenders, or which is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial

                                                                      Exhibit A
                                   or otherwise) or prospects of the Borrower, or of the Borrower and its subsidiaries taken as a whole.

                              7.   No litigation by any entity (private or
                                   governmental) shall be pending or threatened with respect to the Credit Facilities or any documentation executed in connection therewith, or with respect to the Transaction, or which the Administrative Agent shall determine is reasonably likely to have a materially adverse effect on the Transaction or on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its subsidiaries taken as a whole, either before or after giving effect to the consummation of the Transaction.

                              8.   The Lenders shall have received legal
                                   opinions from counsel, and covering matters
                                   (including without limitation compliance with the margin regulations, no-conflict opinions and security perfection), reasonably acceptable to the Administrative Agent.

                              9. All Loans and other financing to be made pursuant to the Transaction shall be in full compliance with all applicable requirements (including without limitation the collateral valuation requirements) of the margin regulations, and each Lender in good faith "be able to complete the relevant forms establishing compliance with the margin regulations.

                              10. All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby, payable to the Lenders and the Administrative Agent or payable in respect of the Transaction, shall have been paid to the extent due.

                              11. The Lenders shall have received appraisals of recent date, from a third party appraiser satisfactory to the Administrative Agent, which appraisal shall be in form and substance satisfactory to the Administrative Agent, setting forth the current fair market value of each of the Collateral Vessels, with the results thereof to be satisfactory to the Administrative Agent, and the Administrative Agent shall have received a solvency Certificate from the senior financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth

                                                                      Exhibit A
                                   the conclusions that, after giving effect to the Transaction (including the incurrence of all the financing contemplated herein), each of the Borrower, individually, and the Borrower and its subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

                              12. After giving effect to die Transaction, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under, any material agreement of the Borrower or any of its subsidiaries (including any such agreements acquired pursuant to the Acquisition).

                              13.  The Guaranties and Security Agreements
                                   required hereunder shall have been executed and delivered in form, scope and substance reasonably satisfactory to the Administrative Agent, and the Lenders shall have a first priority perfected security interest in all assets of the Borrower and its subsidiaries as and to the extent required above.

                              14. Receipt by the Administrative Agent of (i) satisfactory consolidated financial statements of the Borrower and it subsidiaries (after giving effect to the Acquisition of affiliated entities) for the 1997, 1998, 1999 and 2000 fiscal years, and
                                   (to the extent available) die interim
                                   financial statements for periods preceding the Closing Date and (ii) a PRO FORMA opening balance sheet of the Borrower and its subsidiaries after giving effect to the Acquisition and the Transaction.

FINANCIAL COVENANTS:          The following financial Covenants Shall apply to
                              the Borrower and its subsidiaries on a
                              consolidated basis and be measured at the end of each fiscal quarter (definitions to be agreed).

                              1. LEVERAGE. The ratio of funded debt to total capitalization shall be no greater than 0.60 to 1.00.

                                                                      Exhibit A

                              2. WORKING CAPITAL. The ratio of current assets to current liabilities (excluding current portion long term debt) shall be no less than
                                   1.50 to 1.00.

                              3. INTEREST COVERAGE. The ratio of EBITDA to net interest expense, on a trailing four quarter basis, shall be no less than 2.50 to 1.00.

                              4. NET WORTH. Net Worth shall be no less than 80% of stockholders' equity at 3/31/01 plus
                                   (i) 50% of net income (if positive), and (ii) 100% of net proceeds from any equity offering,

                              5. COLLATERAL MAINTENANCE. The aggregate fair market value of the Collateral Vessels shall at all times be at least 130% of the sum of the then aggregate outstanding principal amount under the Term Loan Facility plus the then total commitment under the Revolving Facility

REPRESENTATIONS AND
WARRANTIES:                   Those representations and warranties that are
                              usual and customary for this type of Credit
                              Facilities, including without limitation; (i) due incorporation and qualification, (ii) corporate power, (iii) authority and enforceability, (iv) no required governmental approvals, (v) compliance with contracts and organizational documents, (vi) correctness of financial statements, (vii) compliance with ISM code, (viii) no material adverse change, (ix) tax compliance, and (x) environmental compliance.

AFFIRMATIVE COVENANTS:        Those affirmative covenants that are usual and
                              customary for this type of Credit Facilities, including without limitation; (i) delivery of financial statements, compliance certificates and such other information as the Administrative Agent may require, (ii) maintenance of satisfactory insurance, (iii) maintenance of existence and properties, (iv) environmental compliance, (v) notification of any default and material litigation, (vi) ERISA covenants, (vii) compliance with laws, and (viii) payment of taxes.

NEGATIVE COVENANTS:           Those negative covenants that arc usual and
                              customary for Credit Facilities of this type, including without limitation; (i) no dividend, (d) restrictions on liens on the Collateral Vessels and pledged stock, (h) limitation on mergers and consolidations, (iii) limitation on change of registry, class and management of Collateral
                              Vessels, (iv) no change of nature of business, and
                              (v) transactions with affiliates on an arm's length basis.

                                                                      Exhibit A

EVENTS OF DEFAULT:            Those events of default that are usual and
                              customary for this type of Credit Facilities, including without limitation; (i) payment default,
                              (ii) default under the credit agreement or any of the collateral documents, (iii) cross default to other indebtedness, (iv) bankruptcy, insolvency etc., and (v) change of control,

INDEMNIFICATION:              The documentation for the Credit Facilities will
                              contain customary indemnities for the Lenders and the Administrative Agent (other than as a result of such indemnified party's gross negligence or willful misconduct).

REQUIRED LENDERS:             Lenders having aggregate commitments and/or
                              outstandings (as appropriate) pertaining to all tranches (taken in the aggregate) in excess of 50%, except for certain customary issues requiring the approval of all Lenders.

ASSIGNMENTS AND
PARTICIPATIONS:               Each Leader may assign all or a portion of its
                              loans and commitments under the Credit Facilities, or sell participations therein, to another bona fide person or persons, provided that (i) each such assignment shall be in a minimum amount of $5,000,000 and shall be subject to certain conditions (including, without limitation, the approval of the Administrative Agent and the Borrower, which approval by the Borrower shall not be unreasonably withheld) and (ii) no purchaser of a participation shall have the right to exercise or to cause the selling Leader to exercise voting rights in respect of the Credit Facilities (except as certain customary issues). in connection with any assignment, the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

GOVERNING LAW:                State of New York, except collateral documentation
                              that the Administrative Agent determine should be governed by local or maritime law.

                                                                      Exhibit A

                         APPENDIX I - COLLATERAL VESSELS

                                       Year
     Vessel Name:                    Delivered         Type            Dwt


AFRAMAX:
--------------------------------------------------------------------------------
Anja                                   1990             DS              97,000
--------------------------------------------------------------------------------
Anella                                 1991             DS              97,000
--------------------------------------------------------------------------------
SCF Trader (1)                         1991             DH              96,027
--------------------------------------------------------------------------------
SCF Challenger (1)                     1991             DH              96,027
--------------------------------------------------------------------------------
SCF Endurance (1)                      1991             DH              96,027
--------------------------------------------------------------------------------
SCF Champion (1)                       1992             DH              96,027
--------------------------------------------------------------------------------
SCF Spirit (1)                         1992             DH              96,027
--------------------------------------------------------------------------------
SCF Star (1)                           1992             DH              96,027
--------------------------------------------------------------------------------
SCF Trust (1)                          1992             DH              96,027
--------------------------------------------------------------------------------

(1) Oil-Bulk-Ore Carrier (OBO)

                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                                 NEW YORK BRANCH
                          11 WEST 42ND STREET, 7TH FLOOR
                             NEW YORK, NEWYORK 10036

May 14,2001

General Maritime Corporation
Genmar House
35 West 56th Street
New York, NY 10019

Attention:  Peter C. Georgiopoulos
            James C. Christodoulou
                                                                    CONFIDENTIAL

Re GENERAL MARITIME CORPORATION - FEE LETTER

Gentlemen:

                  Reference is made to our letter to you dated the date hereof (the "Commitment Letter") concerning the financing of the proposed transaction described therein. Terms defined in the Commitment Letter shall have the same meaning when used in this letter (this "Fee Letter").

                  This Fee Letter will supplement the Commitment Letter by setting forth the arrangements relating to compensation for certain services rendered and to be rendered by Christiania Bank og Kreditkasse ASA, New York Branch ("CBK") in connection with the Senior Secured Financing described therein. CBK's willingness to provide its portion of the Senior Secured Financing and its willingness to art as Lead Arranger and Administrative Agent with respect thereto are Subject to your acceptance and return of this letter concurrently with the Commitment Letter.

                  You hereby agree to pay to CBK the following non-refundable amounts (each fee being in addition to and not creditable against any other fee, including, without limitation, fees payable to CBK pursuant to any other agreements or for acting in any other capacities, and each fee shall be retained and/or distributed by CBK in such manner as it determines in its sole discretion);

                  1. A facility fee equal to 1.50% of the total amount of the Senior Secured Financing (i.e. $165 million), 10% of which fee shall be earned by and payable to CBK on the date of execution by you of the Commitment Letter and the remaining 90% of which fee shall be earned and payable on the Closing Date, provided that if on July 31, 2001 CBK and HL in aggregate hold more than $80.0 million of unfunded commitments and outstanding loans under the Senior Secured Financing, an additional facility fee of 0.25% of the total amount of the Senior Secured Financing shall be earned by and payable to CBK on such date.

                  2. An annual agent's administration fee of $40,000, which fee shall be payable annually in advance to CBK (x) on the Closing Date in respect of the first year of the Senior Secured Financing and (y) on each successive anniversary thereof until the termination of the commitments for the Senior Secured Financing and the repayment of all amounts outstanding thereunder.

                  3. A commitment fee equal to 0.625% per annum of the total amount of the Credit Facilities (i.e. $165 million) calculated from June 1, 2001 to the earliest of (i) the Closing Date, (ii) the termination by the Company of its discussions with respect to the Second Acquisition, and (iii) such date as CBK's obligations under the Commitment Letter are terminated or expire, with such fee to be due and payable to CBK on such earliest date.

                  If you are in agreement with the foregoing please sign and return to CBK (including by way of telecopier) the enclosed copy of this Fee Letter no later than 5:00 P.M., New York time on May 25, 2001. This offer and the offer set forth in the Commitment Letter shall terminate if this Fee Letter is not accepted by you on or prior to that time.

                  You are not authorized to show or circulate this Fee Letter to any other person or entity (other than your legal and financial advisors in connection with your evaluation hereof). In any event neither you nor your advisors are authorized to disclose the terms hereof or CBK's issuance hereof (or file copies hereof) in any public filings or announcements made by you without our prior written consent except to the extent required by law, it being understood that in such event you shall first give CBK prior written notice. If this Fee Letter is not accepted by you as provided in the immediately preceding paragraph, you are directed to immediately return this Fee Letter (and any copies hereof) to the undersigned.

                  This Letter shall remain in full force and effect following any expiration or termination of the Commitment Letter.


                                        Very truly yours,

                                        CHRISTIANIA BANK OG KREDITKASSE ASA,
                                        NEW YORK BRANCH


                                        By  /s/  HANS CHR. KJELSRUD
                                          --------------------------------------
                                          Name:   HANS CHR. KJELSRUD
                                          Title:  SENIOR VICE PRESIDENT


                                        By  /s/  MARTIN LUNDER
                                          --------------------------------------
                                          Name:   MARTIN LUNDER
                                          Title:  SENIOR VICE PRESIDENT



Accepted and Agreed to this
25th day of May, 2001:

GENERAL MARITIME CORPORATION


By: /s/ Peter C. Georgiopoulos
   ----------------------------------
Name:     Peter C. Georgiopoulos
Title:    Chairman and Chief Executive Officer


                                      -3-